UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
__________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013
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Quantum Corporation
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 700
San Jose, CA 95110
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Quantum Corporation (the “Company”) was held on August 7, 2013. The following is a brief description of each matter submitted to a vote at the Annual Meeting as well as the number of votes cast with respect to each matter. For more information about these proposals, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 24, 2013.

Proposal 1

The stockholders elected nine nominees recommended by the Company’s Board of Directors (the “Board”) to the Board to serve until the next Annual Meeting or until their successors are elected and duly qualified, as set forth below:

Nominee	For	Withheld	Broker-Non Votes
Paul R. Auvil III	172,785,464	2,511,570	52,457,967
Philip Black	173,870,451	1,426,583	52,457,967
Michael A. Brown	134,811,076	40,485,958	52,457,967
Louis DiNardo	173,558,560	1,738,474	52,457,967
Jon W. Gacek	172,963,954	2,333,080	52,457,967
David A. Krall	173,860,682	1,436,352	52,457,967
Gregg J. Powers	173,961,160	1,335,874	52,457,967
David E. Roberson	173,938,516	1,358,518	52,457,967
Jeffrey C. Smith	174,113,658	1,183,376	52,457,967

Proposal 2

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2014, as set forth below:

For	Against	Abstain	Broker-Non Votes
224,826,315	2,033,354	895,332	--

Proposal 3

The stockholders voted for the adoption of a resolution approving, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

For	Against	Abstain	Broker-Non Votes
173,620,919	1,102,360	573,755	52,457,967

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General
Counsel and Secretary

Dated: August 8, 2013